EXHIBIT D

                             INTERSTATE ENERGY CORPORATION
                               TAX ALLOCATION AGREEEMENT



	This Agreement is made by and among Interstate Energy Corporation, a registered public utility holding company, and its affiliated corporations, as identified in Exhibit A hereto (collectively, the "Group"; individually, "member of the Group").

	WHEREAS, the members of the Group are affiliated corporations within the meaning of section 1504 of the Internal Revenue Code of 1986, as amended, and will join in the annual filing of a consolidated federal income tax return;

	WHEREAS, the members of the Group intend to allocate the consolidated income tax liabilities and benefits to each member of the Group in a fair and equitable manner; and

	WHEREAS, the members of the Group intend to allocate the liabilities and benefits arising from the Group's annual consolidated income tax returns in compliance with Title 17, section 250.45(c) of the Code of Federal Regulations, section 1552(a)(1) of the Internal Revenue Code and Title 26,
section 1.1502-33(d)(2)(ii) of the Code of Federal Regulations;

IT IS THEREFORE AGREED, as follows:

    SECTION 1   Definitions
                -----------

    For purposes of this Agreement, the following definitions shall apply:

   (a) "Consolidated tax" shall mean the Group's aggregate tax liability for a tax year as shown on the consolidated federal income tax return and any adjustments thereto thereafter determined.

   (b) "Consolidated refund" shall mean the Group's refund for a taxable year as shown on the consolidated federal income tax return and any adjustments thereto thereafter determined.

   (c) "Separate company taxable income" for this purpose has the meaning as defined in Regulation section 1.1502-12; such separate company taxable income will be determined as if each member of the group filed separate income tax returns. In computing separate company taxable income, it will be assumed that:

       () dividends received by one member of the group from other members of the group will qualify for the 100% dividend received deduction
       () gain or loss deferred pursuant to the regulations under section 1502 shall be included in separate company taxable income in the same manner as in the consolidated return
       () charitable contribution deductions deferred pursuant to the regulations under section 1502 shall be included in separate company taxable income in the same manner as in the consolidated return

   (d) A " Apositive allocation" shall be the obligation to make a payment to Interstate Energy Corporation. A Anegative allocation@ shall be the right to receive payment from Interstate Energy Corporation.

   (e) "Cash Call" shall be the notification sent by Interstate Energy Corporation to each member of the Group indicating the positive allocation or negative allocation attributable to such member. Such notification shall be sent no later than the due date for quarterly estimated tax payments, the unextended due date of the return, the extended due date of the return, or the filing of an amended return, whichever is applicable. Upon the resolution of an audit, such notification shall be sent within a reasonable time. Interstate Energy Corporation will send a notification to each member of the Group even if no payment is due to the Internal Revenue Service.

    SECTION 2   General Allocation Method
                -------------------------

    The members of the Group shall allocate the consolidated tax or consolidated refund in accordance with the procedures set forth below. The result of the following provisions shall be referred to as a positive allocation or a negative allocation, as the case may be.

   (a) The total consolidated tax liability, after all losses and credits allowed in arriving at the consolidated tax liability, shall be apportioned initially to each member in an amount equal to the ratio which that portion of the consolidated taxable income attributable to each member having positive separate company taxable income bears to the combined taxable income of those members having positive separate company taxable income.

   (b) If the consolidated tax liability apportioned to a member in paragraph
       (a) is less than the consolidated tax liability of such member computed on a separate return basis, such member shall pay the difference to Interstate Energy Corporation, in addition to the amount determined under paragraph (a); the member(s) (other than Interstate Energy Corporation) to whom such tax reduction is attributable shall receive credit for such tax reduction and shall receive payment pursuant to such credit from Interstate Energy Corporation pursuant to the provisions of
       Section 5.

   (c) Interstate Energy Corporation shall not receive payment for any tax reduction allowed under paragraph (b) above. If Interstate Energy Corporation receives credit for a tax reduction pursuant to paragraph
       (b), then each member having positive taxable income shall be entitled to receive a portion of the tax reduction using the allocation method in paragraph (a) above. Members having a taxable loss shall not participate in the allocation of Interstate Energy Corporation=s tax reduction.

SECTION 3   Special Allocation Rules
            ------------------------

   (a) Alternative Minimum Tax.  In any year in which alternative minimum tax
       (AMT) is payable by the Group, the consolidated tax shall be separated into two parts: regular tax and AMT.

       (1) Regular tax shall be allocated in accordance with the general allocation method set forth in Section 2, above.

       (2) AMT will be allocated to each member of the Group based on the proportion of:

               (a) the excess of a member=s separate company alternative minimum taxable income over its separate company regular taxable income, to

               (b) the aggregate of the excesses of such companies' alternative minimum taxable income over their regular taxable income.

	(3) Each member whose regular taxable income exceeds its alternative minimum taxable income on a separate company basis shall be excluded from this calculation and shall not be impacted by the Group's AMT liability.

        (4) The minimum tax credit shall be allocated to the members of the Group to which the associated AMT was allocated, equal to the associated AMT allocated to such members.

   (b) General Business Credit, Section 1341 credit, Capital Loss Carryover, Other Tax Benefits and Items Taxed at Different Rates. Any general business credit, section 1341 credit, capital loss carryover, other tax benefit and items taxed at rates other than the rate applicable to corporate taxable income shall be allocated on a separate return basis to those members whose investments or contributions generated the credit, capital loss carryover, benefit, or item taxed at a different rate. If the credit, capital loss carryover, benefit, or item taxed at a different rate cannot be entirely utilized in the year the item is generated, then the item shall be allocated on a separate return basis to those members whose investments or contributions generated the credit, capital loss carryover, benefit or item taxed at a different rate.

SECTION 4   Payments
            --------

   Each member of the Group is responsible for its own tax liability. Payment of such liability shall be made in accordance with the following procedure:

   (a) A member of the Group with a positive allocation shall pay Interstate Energy Corporation, upon receipt of a Cash Call, the amount allocated.

   (b) A member of the Group with a negative allocation shall receive payment from Interstate Energy Corporation, upon receipt of a Cash Call, in the amount of the negative allocation.

   (c) Interstate Energy Corporation shall pay to the Internal Revenue Service the Group's consolidated tax, or receive from the Internal Revenue Service the Group's consolidated refund.

   (d) Interstate Energy Corporation shall make any calculations on behalf of the members of the Group necessary to comply with the estimated tax provisions of section 6655 of the Internal Revenue Code. Based on such calculations, Interstate Energy Corporation shall charge the members appropriate amounts at intervals consistent with the dates in that section.

   (e) If the Group has a consolidated net operating loss ("NOL") for a taxable year (the "loss year") and the NOL cannot be used in full by being carried back to a prior taxable year, the unused portion of the NOL shall be allocated to the members of the Group having separate company losses for the loss year in proportion to the relative magnitude of such separate company losses for the loss year. Each such member shall carry the separate company loss from the loss year forward to the following taxable year and combine it with its allocation for such following taxable year. Any unused portion of an NOL that is required to be carried forward will be included in a Cash Call in the year that the unused portion of the NOL is utilized in the consolidated tax return.

   (f) A member shall make any payment required by this section within 10 days after receiving a Cash Call from Interstate Energy Corporation. To facilitate the Cash Call process, Heartland Properties, Inc. shall receive cash from or make a payment to Interstate Energy Corporation on behalf of itself and all members of the Group that are directly or indirectly owned by Heartland Properties, Inc. Such members shall receive cash from or make payment to Heartland Properties, Inc. within a reasonable time thereafter.

   SECTION 5   Adjustments to Tax Liability Shown on Returns
               ---------------------------------------------

   (a) In the event that the consolidated tax or consolidated refund is subsequently adjusted by an amended income tax return, the Internal Revenue Service, or a court decision, the consolidated tax, consolidated refund and separate company taxable income shall be adjusted accordingly, consistent with the methodology set forth previously in this Agreement. Any prior payments among the members of the Group shall be adjusted to conform to the change.

   (b) If any interest is paid or received as a result of an adjustment to the consolidated tax or consolidated refund, it will be allocated to the parties in the proportion that each member=s change in separate company taxable income in each affected year bears to the change in consolidated taxable income.

   (c) Any penalty shall be paid by the member of the Group that is responsible for the penalty. If the party at fault cannot be determined, the penalty shall be allocated in the same manner as if it were additional tax.

   SECTION 6   State Income Taxes
               ------------------

   (a) Any state income tax liability (including liability for interest or penalties) associated with the filing of a separate state income tax return by a member of the Group shall be allocated to and paid directly by such member.

   (b) Any state income tax liability (including liability for interest or penalties) associated with the filing of a unitary, consolidated or combined state return shall be allocated to the members of the Group participating in the return following the procedures set forth above for federal income tax liabilities.

   SECTION 7   New Affiliates
               --------------

   The members of the Group will cause any corporation which becomes an affiliated corporation within the meaning of section 1504 of the Internal Revenue Code to join in this Agreement.

   SECTION 8   Amendment
               ---------

   This Agreement may be amended from time to time as the result of changes in federal or state law or relevant facts and circumstances.

   SECTION 9   Cooperation of Members
               ----------------------

   Each member shall execute and file any consent, election or other document that may be required or appropriate for the proper filing of consolidated income tax returns and for the allocations provided by this Agreement.

   SECTION 10   Effective date
                --------------

   This Agreement is effective for the allocation of the current income tax liability of the Group for the tax year ending 12/31/98 and all subsequent years until amended in writing.

   SECTION 11   Governing law
                -------------

   The laws of the state of Wisconsin shall govern this Agreement.


   SECTION 12   Relationship to Other Agreements
                --------------------------------

   This Agreement supercedes any and all prior Agreements to which any of the members of the Group may have been a party.


   ***************************************************************************

   The above procedures for allocating the consolidated income tax liability of the Group have been agreed to by each of the below listed members of the Group, as evidenced by the signature of an officer of each member.


Interstate Energy Corporation
AMW Acquisition, Inc.
WPLH Acquisition Co.
Wisconsin Power & Light Company
South Beloit Water Gas And & Electric Company
REAC, Inc.
Interstate Power Company
IPC Development Co.
Interstate Power Company-Wisconsin
IES Utilities Inc.
Alliant Energy Resources, Inc.
Heartland Energy Services, Inc.
Heartland Energy Group, Inc.
Alliant Energy Transportation, Inc.
Transfer Services, Inc.
Cedar Rapids & Iowa City Railway Co.
Alliant Energy International, Inc.
Alliant Energy Corporate Services, Inc.
Alliant Energy Industrial Services, Inc.
Industrial Energy Applications, Inc.
Industrial Energy Applications Delaware Inc.
Energys, Inc.
Alliant Energy Investments, Inc.
Village Lakeshares Inc.
Iowa Land and Building Co.


                                         By: ___________________________
 	                                     Edward M. Gleason
                                             Treasurer and Corporate Secretary


IES Ventures Inc.
IES Midland Development, Inc.
IES Brazil Inc.
                                         By: ____________________________
                                             Daniel L. Siegfried
                                             Assistant Secretary


Heartland Environmental Holding Company, Inc.
ENTRA Technologies, Company
RMT, Inc.
Quality Environmental Systems, Inc.

                                         By: ____________________________
                                             Stephen D. Johannsen
                                             President


RMT, Inc. Michigan

                                         By: ____________________________
                                             Katherine E. Martin
                                             Vice President


Jones & Neuse, Inc.
RMT, Inc. North Carolina
RMT International, Inc.

                                         By: ____________________________
                                             William A. Dickrell
                                             Treasurer



Whiting Petroleum Corporation
WPC Golden Gas Corporation
Whiting Programs, Inc.
WOK Aquisitions Company

                                         By: ____________________________
                                             Edward M. Gleason
                                             Assistant Treasurer and
                                             Assistant Secretary


WAH Royalty Company

                                         By: ____________________________
                                             Jerry D. Fitzgerald
                                             Vice President

Schedin & Associates

                                         By: ____________________________
                                             Larry L. Schedin
                                             President


Alliant Energy Investco, Inc.

                                         By: ____________________________
                                             Thomas L. Aller
                                             Vice President


Capital Square Financial Corporation
Heartland Properties, Inc.
Heartland Affordable Housing - Antigo Depot, Inc.
Heartland Affordable Housing - Antigo, Inc.
Heartland Affordable Housing - Appleton Phase II, Inc.
Heartland Affordable Housing - Appleton, Inc.
Heartland Affordable Housing - Berlin North River, Inc.
Heartland Affordable Housing - Berlin WPL, Inc.
Heartland Affordable Housing - Berlin, Inc.
Heartland Affordable Housing - Columbus Whitney, Inc.
Heartland Affordable Housing - Columbus, Inc.
Heartland Affordable Housing - De Pere, Inc.
Heartland Affordable Housing - Dells, Elroy, Hillsboro
Heartland Affordable Housing - Fond du Lac Eldorado
Heartland Affordable Housing - Holmen, Inc.
Heartland Affordable Housing - Janesville Jeffris Flat
Heartland Affordable Housing - Kenosha Windsong, Inc.
Heartland Affordable Housing - Madison Fairwood Arms
Heartland Affordable Housing - Madison Main Street
Heartland Affordable Housing - Madison YWCA, Inc.
Heartland Affordable Housing - Manitowoc, Inc.
Heartland Affordable Housing - Marinette, Inc.
Heartland Affordable Housing - Marshfield Tower Hall II, Inc.
Heartland Affordable Housing - Marshfield, Inc.
Heartland Affordable Housing - Mayville, Inc.
Heartland Affordable Housing - Mc Farland, Inc.
Heartland Affordable Housing - Northland, Inc.
Heartland Affordable Housing - Oregon, Inc.
Heartland Affordable Housing - Paddock Lake, Inc.
Heartland Affordable Housing - Pardeeville II, Inc.
Heartland Affordable Housing - Pardeeville, Inc.
Heartland Affordable Housing - Platteville, Inc.
Heartland Affordable Housing - Plymouth, Inc.
Heartland Affordable Housing - Port Edwards II, Inc.
Heartland Affordable Housing - Port Edwards, Inc.
Heartland Affordable Housing - Portage, Inc.
Heartland Affordable Housing - Prairie Du Chien II
Heartland Affordable Housing - Prairie Du Chien, Inc.
Heartland Affordable Housing - Reedsburg, Inc.
Heartland Affordable Housing - Ripon, Inc.
Heartland Affordable Housing - Sheboygan Balzer, Inc.
Heartland Affordable Housing - Sheboygan Falls, Inc.
Heartland Affordable Housing - Sheboygan Jung, Inc.
Heartland Affordable Housing - Sheboygan Leverenz, Inc.
Heartland Affordable Housing - Sheboygan, Inc.
Heartland Affordable Housing - Sun Prairie, Inc.
Heartland Affordable Housing - The Falconer, Inc.
Heartland Affordable Housing - Verona, Inc.
Heartland Affordable Housing - Wausau, Inc.
Heartland B Sherman Avenue, Inc.
Heartland Asset Management, Inc.
Heartland Capital Management, Inc.
Heartland B McFarland WB, Inc.
Heartland Equity Management, Inc.
Heartland Fund IV - Beloit Burton, Inc.
Heartland Fund IV B Racine Wilmanor, Inc.
Heartland Water Tower, Inc.
Heartland B Pheasant Glen, Inc.
Heartland Fund Management, Inc.
Heartland Special Limited, Inc.
Heartland Fund I, Inc.
Heartland Fund I - Grand Chute, Inc.
Heartland Fund I - Cudahy III, Inc.
Heartland Fund I B Riverplace, Inc.
Heartland Fund I - Sussex, Inc.
Heartland Fund I B Waunakee, Inc.
Heartland Fund I - Delavan, Inc.
Heartland Fund I - Eau Claire Oakwood, Inc.
Heartland Direct Development, Inc.
Heartland - Beech Grove, Inc.
Heartland B Dekoven, Inc.
Heartland - Lake Oaks, Inc.
Heartland - Lake Oaks I, Inc.
Heartland B Landings, Inc.
Heartland B Orchard Place, Inc.
Heartland B Timber Trails, Inc.

                                         By: ____________________________
                                             Ruth A. Domack
                                             President

                                      EXHIBIT A
COMPANY NAME
------------

INTERSTATE ENERGY CORPORATION
AMW ACQUISITION, INC.
WPLH ACQUISITION CO.
WISCONSIN POWER & LIGHT COMPANY
SOUTH BELOIT WATER GAS AND & ELECTRIC COMPANY
REAC, INC.
INTERSTATE POWER COMPANY
IPC DEVELOPMENT CO.
INTERSTATE POWER COMPANY-WISCONSIN
IES UTILITIES INC.
IES VENTURES INC.
IES MIDLAND DEVELOPMENT, INC.
ALLIANT ENERGY RESOURCES, INC.
CAPITAL SQUARE FINANCIAL CORPORATION
HEARTLAND ENERGY SERVICES, INC.
HEARTLAND ENERGY GROUP, INC.
HEARTLAND ENVIRONMENTAL HOLDING COMPANY, INC.
ENTRA TECHNOLOGIES, COMPANY
RMT, INC.
RMT, INC. MICHIGAN
JONES & NEUSE, INC.
QUALITY ENVIRONMENTAL SYSTEMS, INC.
RMT, INC. NORTH CAROLINA
RMT INTERNATIONAL, INC.
ALLIANT ENERGY TRANSPORTATION, INC.
TRANSFER SERVICES, INC.
CEDAR RAPIDS & IOWA CITY RAILWAY CO.
ALLIANT ENERGY INTERNATIONAL, INC.
IES BRAZIL INC.
ALLIANT ENERGY CORPORATE SERVICES CO.
ALLIANT ENERGY INDUSTRIAL SERVICES, INC.
WHITING PETROLEUM CORPORATION
WPC GOLDEN GAS CORPORATION
WHITING PROGRAMS, INC.
WOK ACQUISITIONS COMPANY
WAH ROYALTY COMPANY
INDUSTRIAL ENERGY APPLICATIONS, INC.
INDUSTRIAL ENERGY APPLICATIONS DELAWARE INC.
ENERGYS , INC.
SCHEDIN & ASSOCIATES
ALLIANT ENERGY INVESTMENTS, INC.
VILLAGE LAKESHARES INC.
IOWA LAND AND BUILDING CO.
ALLIANT ENERGY INVESTCO, INC.
HEARTLAND PROPERTIES, INC.
HEARTLAND AFFORDABLE HOUSING - ANTIGO DEPOT, INC.
HEARTLAND AFFORDABLE HOUSING - ANTIGO, INC.
HEARTLAND AFFORDABLE HOUSING - APPLETON PHASE II, INC.
HEARTLAND AFFORDABLE HOUSING - APPLETON, INC.
HEARTLAND AFFORDABLE HOUSING - BERLIN NORTH RIVER, INC.
HEARTLAND AFFORDABLE HOUSING - BERLIN WPL, INC.
HEARTLAND AFFORDABLE HOUSING - BERLIN, INC.
HEARTLAND AFFORDABLE HOUSING - COLUMBUS WHITNEY, INC.
HEARTLAND AFFORDABLE HOUSING - COLUMBUS, INC.
HEARTLAND AFFORDABLE HOUSING - DE PERE, INC.
HEARTLAND AFFORDABLE HOUSING - DELLS, ELROY, HILLSBORO
HEARTLAND AFFORDABLE HOUSING - FOND DU LAC ELDORADO
HEARTLAND AFFORDABLE HOUSING - HOLMEN, INC.
HEARTLAND AFFORDABLE HOUSING - JANESVILLE JEFFRIS FLAT
HEARTLAND AFFORDABLE HOUSING - KENOSHA WINDSONG, INC.
HEARTLAND AFFORDABLE HOUSING - MADISON FAIRWOOD ARMS
HEARTLAND AFFORDABLE HOUSING - MADISON MAIN STREET
HEARTLAND AFFORDABLE HOUSING - MADISON YWCA, INC.
HEARTLAND AFFORDABLE HOUSING - MANITOWOC, INC.
HEARTLAND AFFORDABLE HOUSING - MARINETTE, INC.
HEARTLAND AFFORDABLE HOUSING - MARSHFIELD TOWER HALL II, INC.
HEARTLAND AFFORDABLE HOUSING - MARSHFIELD, INC.
HEARTLAND AFFORDABLE HOUSING - MAYVILLE, INC.
HEARTLAND AFFORDABLE HOUSING - MC FARLAND, INC.
HEARTLAND AFFORDABLE HOUSING - NORTHLAND, INC.
HEARTLAND AFFORDABLE HOUSING - OREGON, INC.
HEARTLAND AFFORDABLE HOUSING - PADDOCK LAKE, INC.
HEARTLAND AFFORDABLE HOUSING - PARDEEVILLE II, INC.
HEARTLAND AFFORDABLE HOUSING - PARDEEVILLE, INC.
HEARTLAND AFFORDABLE HOUSING - PLATTEVILLE, INC.
HEARTLAND AFFORDABLE HOUSING - PLYMOUTH, INC.
HEARTLAND AFFORDABLE HOUSING - PORT EDWARDS II, INC.
HEARTLAND AFFORDABLE HOUSING - PORT EDWARDS, INC.
HEARTLAND AFFORDABLE HOUSING - PORTAGE, INC.
HEARTLAND AFFORDABLE HOUSING - PRAIRIE DU CHIEN II
HEARTLAND AFFORDABLE HOUSING - PRAIRIE DU CHIEN, INC.
HEARTLAND AFFORDABLE HOUSING - REEDSBURG, INC.
HEARTLAND AFFORDABLE HOUSING - RIPON, INC.
HEARTLAND AFFORDABLE HOUSING - SHEBOYGAN BALZER, INC.
HEARTLAND AFFORDABLE HOUSING - SHEBOYGAN FALLS, INC.
HEARTLAND AFFORDABLE HOUSING - SHEBOYGAN JUNG, INC.
HEARTLAND AFFORDABLE HOUSING - SHEBOYGAN LEVERENZ, INC.
HEARTLAND AFFORDABLE HOUSING - SHEBOYGAN, INC.
HEARTLAND AFFORDABLE HOUSING - SUN PRAIRIE, INC.
HEARTLAND AFFORDABLE HOUSING - THE FALCONER, INC.
HEARTLAND AFFORDABLE HOUSING - VERONA, INC.
HEARTLAND AFFORDABLE HOUSING - WAUSAU, INC.
HEARTLAND B SHERMAN AVENUE, INC.
HEARTLAND ASSET MANAGEMENT, INC.
HEARTLAND CAPITAL MANAGEMENT, INC.
HEARTLAND B MCFARLAND WB, INC.
HEARTLAND EQUITY MANAGEMENT, INC.
HEARTLAND FUND IV B BELOIT BURTON, INC.
HEARTLAND FUND IV B RACINE WILMANOR, INC.
HEARTLAND WATER TOWER, INC.
HEARTLAND B PHEASANT GLEN, INC.
HEARTLAND FUND MANAGEMENT, INC.
HEARTLAND SPECIAL LIMITED, INC.
HEARTLAND FUND I, INC.
HEARTLAND FUND I - GRAND CHUTE, INC.
HEARTLAND FUND I - CUDAHY III, INC.
HEARTLAND FUND I - RIVERPLACE, INC.
HEARTLAND FUND I - SUSSEX, INC.
HEARTLAND FUND I - WAUNAKEE, INC.
HEARTLAND FUND I - DELAVAN, INC.
HEARTLAND FUND I - EAU CLAIRE OAKWOOD, INC.
HEARTLAND DIRECT DEVELOPMENT, INC.
HEARTLAND B BEECH GROVE, INC.
HEARTLAND B DEKOVEN, INC.
HEARTLAND B LAKE OAKS, INC.
HEARTLAND B LAKE OAKS I, INC.
HEARTLAND B LANDINGS, INC.
HEARTLAND B ORCHARD PLACE, INC.
HEARTLAND B TIMBER TRAILS, INC.